MGP DECLARES $0.85 SPECIAL DIVIDEND
Board approves distribution of cash related to recently concluded sale of ICP

ATCHISON, Kan., August 2, 2017 - MGP Ingredients, Inc. (Nasdaq/MGPI) a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today announced that its board of directors has declared a special dividend of 85 cents per share of common stock payable on September 8, 2017 to stockholders of record as of August 18, 2017.
Karen Seaberg, Chair of the Board, commented, “Today’s announcement of this special dividend is further evidence of MGP's ability to deliver strong returns to our shareholders. The successful sale of ICP combined with our strong core cash flow generated by operations, solid balance sheet and favorable access to credit markets give us the financial and operational flexibility to continue to grow our business while allowing us to provide shareholders with this dividend. MGP is in a strong position to execute our long term business strategy and create additional shareholder value over the long term.”
On June 27, MGP announced that it had entered into a merger agreement with an affiliate of SEACOR Holdings, Inc. and Pacific Ethanol Central, LLC that would result in a sale of its thirty percent equity ownership interest in Illinois Corn Processing, LLC ("ICP") to Pacific Ethanol. MGP said at that time that it expected the board to approve a special dividend on completion of the transaction.
About MGP Ingredients, Inc.
MGP is a leading producer and supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include premium bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by over 150 years of experience. The Company’s proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a producer of high quality industrial alcohol for use in both food and non-food applications. The Company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the Company facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

ADD 1 - MGP Ingredients - Dividend declaration

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this news release regarding the prospects of our industry and our prospects, plans, financial position, business strategy, guidance on growth in operating income, revenue, gross margin, and future effective tax rate may constitute forward-looking statements. In addition, forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives or variations of these terms or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility, Indiana facility, or at the ICP facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the ability to effectively pass raw material price increases on to customers, (viii) the positive or adverse impact to our earnings as a result of the ownership of our equity method investment in ICP and the volatility of its operating results, (ix) our limited influence over the ICP joint venture operating decisions, strategies, financial or other decisions (including investments, capital spending and distributions), (x) our ability to source product from the ICP joint venture or unaffiliated third parties, (xi) our ability to maintain compliance with all applicable loan agreement covenants, (xii) our ability to realize operating efficiencies, (xiii) actions of governments, and (xiv) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2016.

For More Information
Investors & Analysts:
Mike Houston
313-309-9506 or Investor.Relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com
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